Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Richard B. Hollis, Chief Executive Officer of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Daniel D. Burgess, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and the results of operations of the Company for the period covered by the Periodic Report.

Dated: November 10, 2003	By:	/s/ RICHARD B. HOLLIS

Richard B. Hollis Chairman and Chief Executive Officer (Principal Executive Officer)

Dated: November 10, 2003	By:	/s/ DANIEL D. BURGESS

Daniel D. Burgess Chief Operating Officer/ Chief Financial Officer (Principal Financial Officer)